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                                   EXHIBIT 4.2

                       AMENDED AND RESTATED LOAN AGREEMENT

        THIS AMENDED AND RESTATED LOAN AGREEMENT (the"Agreement") is made as of the 22nd day of July, 1996 by and among EXECUTONE INFORMATION SYSTEMS, INC., a Virginia corporation ("Executone"), CERTAIN DESIGNATED EMPLOYEES OF EXECUTONE LISTED ON THE SIGNATURE PAGES HEREOF and Exhibit A ("Borrowers") and BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 (formerly known as Continental Bank N.A.) ("Lender").

                                R E C I T A L S:

        A. Borrowers, Executone, Bank of America Illinois, Fleet Bank N.A. and Bank of Boston were parties to a certain Loan Agreement dated as of August 30, 1994 (the "Prior Agreement").

        B. Borrowers desire Lender to pay in full the portions of the loan held by Fleet Bank N.A. and Bank of Boston as Lenders under the Prior Agreement so that Bank of America Illinois will remain as the sole Lender.

        C. On the date hereof, the Borrowers hereto together with the balances adjacent to such Borrower's name as set forth on the respective signature page, constitute all of the obligations of such Borrower subject to this Agreement, and Executone may not designate new employee borrowers.

        NOW, THEREFORE, in consideration of any loan or advance or grant of credit hereafter made to Borrowers by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

        1. DEFINITIONS AND OTHER TERMS.

        1.1 Definitions. In addition to terms defined elsewhere in this Agreement or any Supplement, Schedule or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

                "Agreement" is defined in the Preamble as it may be amended, restated, modified or supplemented from time to time.

                "Attorneys' Fees" means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals,secretaries,




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        accountants and other staff employed by such attorneys) employed by the
        Lender (including but not limited to attorneys and paralegals who are employees of the Lender) from time to time (a) in the case of the Lender, (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement, and all other documents or instruments provided for herein or therein or delivered or to be delivered hereunder or under any thereof or in connection herewith or with any thereof, (ii) to prepare documentation related to the Loans made and other Liabilities incurred hereunder and (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any documents or instruments related thereto and (b) in the case of the Lender (i) to represent the Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by the Lender, Borrower or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral, this Agreement or any Related Agreement, or Borrower's affairs, (ii) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral, (iii) to attempt to enforce any security interest in any of the Collateral or to give any advice with respect to such enforcement, (iv) to prepare, negotiate and review any amendment to or any waiver under this Agreement or any Related Agreement or any documents or instruments related thereto, and (v) to enforce any right of the Lender to collect any of the Liabilities under this Agreement, any Related Agreement, and all other documents provided for herein or therein.

        "Banking Day" means any day other than Saturday, Sunday or legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois.

        "Borrower" has the meaning ascribed to such term in the Preamble.

        "Closing Date" means the date of this Agreement contained on the cover page hereof.

        "Demand Deposit Account" has the meaning ascribed to such term in the Executone Agreement.

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                "Executone" has the meaning ascribed to such term in the
        Preamble.

                "Executone Agreement" means the Second Amended and Restated Loan and Security Agreement between Executone and Lender dated August 30, 1994, as amended, restated, modified or supplemented from time to time.

                "Event of Default" has the meaning ascribed to such term in
        Section 7,1.

                "Letter of Credit Support" means the establishment and maintenance of a stand-by letter of credit on application of Executone pursuant to the Executone Agreement and Section 5.2(a) to support the Borrowers, obligations hereunder.

                "Liabilities" means with respect to each Borrower, all of the liabilities, obligations and indebtedness of such Borrower to the Lender of any kind or nature under or in connection with this Agreement or any Related Agreement, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to such Borrower's obligations under any Note, and tii) interest, charges, expenses, Attorneys' Fees and other sums chargeable to Borrower by the Lender under this Agreement or any Related Agreement. "Liabilities" shall also include any and all amendments, restatements, extensions, renewals, refundings or refinancings of any of the foregoing.

                "Loan" means any loan made pursuant to Section 2.2 of the Prior Agreement.

                "Maximum Eligible Amount" means, with respect to each Borrower, a maximum amount, to be determined by Executone, which was loaned to such Borrower pursuant to the Prior Agreement.

                "Note" means the promissory note executed by each Borrower substantially in the form attached hereto as Exhibit B evidencing any Loan to any Borrower pursuant to this Agreement or the Prior Agreement.

                "Person" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

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                "Reference Rate" means, at any time, the rate of interest then most recently announced by Lender at Chicago, Illinois as its reference rate. Each change in the interest rate on any Loan shall take effect on the effective date of the change in the Reference Rate.

                "Related Agreement" means any agreement, instrument or document heretofore, now, or hereafter delivered to the Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities, and executed by or on behalf of any Borrower.

                "Stock Option Plan" means the Executone 1994 Executive Stock Incentive Plan established by Executone whereby certain officers of Executone who are participants under such plan may purchase shares of common stock in Executone.

                "Unmatured Event of Default" means any event or condition which after the giving of notice or lapse of time or both would become an Event of Default.

        1.2 Interpretation of Agreement. A Section, an Exhibit, a Supplement or a Schedule is, unless otherwise stated, a reference to a section hereof, an exhibit hereto, a supplement hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

        1.3 Exercise of Discretion. Unless a different standard is specifically referred to, whenever the Lender is authorized to exercise its discretion herein or in any Related Agreement, Lender shall be entitled to take any action with respect to the matter in question that might be taken by a commercial lender acting in good faith under similar circumstances in connection with a secured financing transaction of the size and nature contemplated by this Agreement and based upon the information then available to such Person(s).

        2. EXISTING LOANS.

        2.1 On the date of this Agreement, Lender has made Loans to the Borrowers listed on the respective individual Borrower signature pages hereto in the amounts adjacent to such Borrower's name on such signature page (the "Loans"). It is agreed and understood that Executone may not, without further amendment, designate additional Borrowers. The Loans shall be subject to the Agreement as restated hereby and shall continue to be evidenced by the Notes. It is agreed and understood

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that this is not a revolving facility and once repaid, no Loan may be reborrowed.

        2.2 Notes. Each Loan is evidenced by a Note to Lender substantially in the form attached hereto as Exhibit B.

        2.3 Principal Payments. The aggregate principal amount of the Loans made to each Borrower shall be repaid on August 30, 1999. Any Loan may be prepaid in whole or in part at any time.

        3. INTEREST AND FEES.

        3.1 Interest Rate. The outstanding principal balance of the Loans and other Liabilities of Borrowers hereunder shall bear interest until paid at a fluctuating rate per annum equal to the Reference Rate less one-half of one percent (0.50%), provided, however, that if any amount of any Loan to any Borrower is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Loan made to such Borrower shall accrue at a rate per annum equal to the greater of (a) the rate of interest which is three percent (3%) higher than the applicable per annum rate of interest otherwise payable hereunder or (b) the rate of interest which is three percent (3t) higher than the applicable per annum rate of interest in effect at the time such amount became due. Interest on the unpaid principal amount of each Loan shall accrue from and including the date the Loan was made to, but not including, the date such Loan is paid. Interest and any fee shall be calculated an the basis of a year consisting of 360 days and paid for actual days elapsed.

        3.2 Interest Payments. Interest is payable by each Borrower quarterly, in arrears, on the last Banking Day on each calendar quarter (March 31, June 30, September 30, and December 31). Executone hereby agrees that Lender may provide for the payment of such interest by charging Executone's Demand Deposit Account established with Lender pursuant to the Executone Agreement.

        3.3 Fee. Executone agrees to pay Lender on each August 30 during the term hereof, an annual arrangement fee of Five Thousand Dollars ($5,000).

        3.3 Attorneys' Fees. Executone agrees to pay all Attorneys' Fees.

        4. CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS.

        4.1 Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement and the obligation of the Lender to make or continue the Loans to each

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Borrower is subject to Section 4.2 hereof and satisfaction of the following conditions precedent:

                (a) Executone Agreement. The Executone Agreement shall continue to be in full force and effect as evidenced by Executone's signature to this document;

                (b) Fees and Expenses. All fees and expenses of the Lender that are payable by Borrowers or Executone pursuant to this Agreement shall be paid in full;

                (c) Secretary's Certificate. The Lender shall have received a Certificate of Executone's Secretary or Assistant Secretary, in the form of Exhibit D hereto, certifying (i) that attached thereto is a true and complete copy of the Stock Option Plan as in effect on the date thereof;
        (ii) that attached thereto is a true and complete copy of the resolutions of Executone's Board of Directors establishing and authorizing the Stock Option Plan and the execution and delivery of this Agreement and the provisions of the Letter of Credit Support as contemplated hereunder, (iii) attached thereto is a true and complete copy of Executone's Articles of Incorporation and Bylaws as in effect on the date thereof, and (iv) a verification of the incumbency of all officers of Executone duly authorized to execute and delivery this Agreement and any Related Agreement on behalf of Executone;

                (d) Opinion of Counsel. The Lenders shall have received a satisfactory opinion of counsel to Executone, substantially in form of Exhibit E hereto;

                (e) No Conflict. No law or regulation affecting any Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon any Lender any material obligation, fee, liability, loss, cost, expense or damage;

                (f) No Event of Default. There is no event of default or unmatured event of default under the Prior Agreement or under the Executone Agreement; and

                (g) Letter of Credit Support. The Letter of Credit substantially in the form of Exhibit C shall be in full force and effect for an amount equal to at least 102.6% of the aggregate principal amount of the Loans listed on the Borrower's signature pages hereto.

        4.2 Effectiveness of Agreement with Respect to Each Borrower. The Agreement shall take effect with respect to each Borrower when Lender receives an executed signature page for each

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Borrower and a Note executed by such Borrower. Upon receipt of the Notes, Lender will record the accurate unpaid principal amount of the Notes issued under the Prior Agreement in its records as the aggregate unpaid principal amount of the Note, mark the original Notes as replaced by the Note and, on request, return the original Notes to the Borrower. All references in the Agreement to Notes shall be deemed to refer to the Note executed in connection with this restated Agreement. The replacement of the original Notes with the Note shall not be construed to deem paid or forgiven the unpaid principal amount of, or unpaid accrued interest on, the original Notes outstanding at the time of replacement.

        5. BORROWER COVENANTS.

        Each Borrower agrees for him or herself that until all of the Liabilities of such Borrower are paid in full, unless Lender shall otherwise consent in writing, he or she will:

        5.1 Financial Reports. Within ninety (90) days after the end of each calendar year, provide the Lender, as requested, with a personal financial statement (using the financial statement format provided in connection with the Prior Agreement.

        5.2 Notices. Notify the Lender in writing (or by telephone with written confirmation to follow within two -(2) Banking Days of the telephone call) immediately upon learning of the occurrence of an Event of Default.

        5.3 Further Information. Promptly provide, upon the request of Lender, any further information or documents to Lender that Lender may reasonably require from time to time in relation to this Agreement or any Related Agreement.

        5.4 Use of Proceeds. The proceeds of each Loan requested under Section
2.1 of the Prior Agreement have been used by Borrowers only to purchase shares of common stock in Executone pursuant to and in conformity with the Stock Option Plan.

        6. DEFAULT.

        6.1 Event of Default. With respect to each Borrower, each of the following shall constitute an "Event of Default" under this Agreement:

                (a) Non-Payment. Default in the payment, when due or declared due, of any of such Borrower's Liabilities;

                (b) False Information in the Designation. Any information provided by such Borrower or by Executone with respect to such Borrower herein, in any Designation or any

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        Borrowing Notice or otherwise in connection with this Agreement or the
        Related Agreements shall prove to be false or misleading in any material respect at the time made;

                (c) Non-Compliance with this Agreement. Default in the performance of any of Borrower's agreements set forth herein or in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this Section 6.1), and the continuance of such default for more than thirty (30) days after notice thereof to Borrower from Lender;

                (d) Dismissal. Such Borrower's employment with Executone is terminated for any reason by either Executone or such Borrower;

                (e) Insolvency. Such Borrower becomes insolvent, or generally fails to pay, or admits in writing his or her inability to pay, his or her debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Borrower or for a material part of the property of such Borrower or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for such Borrower or for a substantial part of the property of Borrower and is not discharged or dismissed within thirty (30) days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by such Borrower; or any bankruptcy, reorganization or other proceeding under any bankruptcy or insolvency law is instituted against such Borrower and is not discharged or dismissed within 30 days; or any warrant of attachment or similar legal process is issued against any substantial part of the property of such Borrower;

                (f) Default under the Executone Agreement. Any "Event of Default" (as defined in the Executone Agreement) occurs under the Executone Agreement;

                (g) Executone's Failure to Perform. Executone fails to perform any of its obligations hereunder pursuant to this Agreement; and

                (h) Letter of Credit Support. The issuer of the Letter of Credit Support shall have notified the Lender that the Letter of Credit Support shall not be renewed or that it shall he terminated for any reason at any time prior to its expiration.

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        6.2 Effect of Event of Default; Remedies;

               (a) In the event that one or more Events of Default described in
        Section 6.1(e) shall occur with respect to a Borrower, such Borrower's Note or Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

               (b) In the event an Event of Default with respect to a Borrower other than one described in Section 6.1(e) shall occur, then Lender may declare all Liabilities of such Borrower immediately due and payable without demand or notice of any kind whatsoever.

               (c) The Lender may exercise any one or more or all of the following remedies, all of which are cumulative and nonexclusive;

                      (i) Any remedy contained in this Agreement or in any of
                the Related Agreements;

                      (ii) Any rights and remedies available to Lender under the
                Uniform Commercial Code or any other applicable law; and

                      (iii) Draw upon the Letter of Credit Support in accordance with its terms.

        However, notwithstanding anything herein to the contrary, if an Event of Default described in Section 6.1(h) shall occur, then the Lender shall draw upon the Letter of Credit Support. In addition, should any Event of Default occur and be continuing with respect to any Borrower, Lender may draw upon the Letter of Credit Support, either (i) as necessary to repay any amounts then due and owing to Lender from such Borrower or (ii) as necessary to repay Lender the entire amount of the Liabilities owing to Lender from such Borrower under the terms of the applicable Note and this Agreement, whether or not such amounts are then due.

        7. MISCELLANEOUS.

        7.1 Covenant of Executone. Executone shall promptly notify Lender of (i) the termination of any Borrower's employment with Executone, or (ii) any alteration, amendment or termination of the Stock Option Plan.

        7.2 Borrower Waiver. Except as otherwise provided for in this Agreement, each Borrower waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions

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or renewals of any or all Notes, contract rights, documents, and instruments, at any time held by the Lender on which any Borrower may in any way be liable and hereby ratifies and confirms whatever the Lender may do in this regard. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement and the transactions evidenced by this Agreement.

        7.3 Lawful Interest. In no contingency or event whatsoever shall the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that any Lender has received interest hereunder or under any Note in excess of the highest lawful rate, such Lender shall promptly refund such excess interest to the applicable Borrower.

        7.4 Notices. Except as otherwise expressly provided herein, any notice hereunder to any and all Borrowers or the Lender shall be in writing and shall be given to the affected Borrower, or the Lender at its address or facsimile number set forth on the signature page hereof or at such other address or facsimile number as such party may, by written notice, designate for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by facsimile and receipt thereof confirmed by telephone, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid.

        7.5 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

        7.6 Successors. This Agreement shall be binding upon Borrowers, Executone, and the Lender and the assigns of the Lender. None of the Borrowers or Executone shall assign their rights or duties hereunder without the consent of the Lender.

        7.7 Construction and Governing Law. Each of the Borrowers and Executone acknowledge that this Agreement shall not be binding upon the Lender or become effective until and unless accepted by the Lender in writing. If so accepted by the Lender, this Agreement and the Related Agreements shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the laws of, the State of Illinois as to interpretation, enforcement, validity, construction, effect, choice of

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law, and in all other respects, including, but not limited to the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction.

        7.8 Consent to Jurisdiction. To induce the Lender to accept this Agreement, each of the Borrowers and Executone irrevocably agrees that, subject to the Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, OR THE RELATED AGREEMENTS SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. BORROWERS AND EXECUTONE HEREBY CONSENT AND SUBMIT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVE PERSONAL SERVICE OF ANY AND ALL PROCESS, AND AGREE THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO BORROWERS AND EXECUTONE AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

        7.9 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Executone and each of the Borrowers agree that the failure of any one or more of the Borrowers to execute this Agreement does not waive or excuse the obligations and duties of Executone and any of the Borrowers who do execute this Agreement.

        7.10 WAIVER OF JURY TRIAL; WAIVER OF CONSEOUENTIAL DAMAGES. EACH BORROWER, EXECUTONE, AND THE LENDER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A JUDGE AND NOT BEFORE A JURY.

        NONE OF THE BORROWERS, EXECUTONE OR THE LENDER SHALL BE LIABLE TO THE OTHER FOR CONSEQUENTIAL DAMAGES ARISING FROM ANY BREACH OF CONTRACT, TORT OR OTHER WRONG RELATING TO THE ESTABLISHMENT, ADMINISTRATION OR COLLECTION OF THE LIABILITIES OR RELATING IN ANY WAY TO THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH, OR THE ACTION OR INACTION OF ANY BORROWER UNDER ANY ONE OR MORE HEREOF OR THEREOF.

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        7.11 Amendment and Restatement of Prior Agreement. The Prior Agreement
shall, upon execution hereof, be deemed to be amended and restated in the form hereof and Lender shall return to the Borrowers the promissory notes issued to the Lenders under the Prior Agreement, upon execution of new promissory notes payable to Lender, it being understood that Loans hereunder constitute indebtedness under the Prior Agreement, as amended and restated hereby.






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IN WITNESS WHEREOF, the parties hereto have either executed this Agreement individually or caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                                       EXECUTONE INFORMATION SYSTEMS, INC.

                                       By:David Krietzberg
                                         Its: Treasurer

                                       Address:

                                       478 Wheelers Farms Road
                                       Milford, Connecticut 06460
                                       Telephone: (203) 876-7600
                                       Facsimile: (203) 882-0400
                                       Attention: Barbara Anderson, Esq.

                                       BANK OF AMERICA ILLINOIS

                                       By: PF Wilcox
                                       Its Vice President

                                       Address:

                                       231 South LaSalle Street
                                       Chicago, Illinois 60697
                                       Telephone: (312) 828-2345
                                       Facsimile: (312) 974-0357
                                       Attention: Private Bank


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